                                    Exhibit 10.11


                                 CONSULTING AGREEMENT
                   (BUSINESS, ACCOUNTING AND FINANCIAL CONSULTING)

THIS CONSULTING AGREEMENT, made as of this 1st day of July, 1998 by and between:

LARRY KEELER P.C., a Texas professional corporation for the practice of accounting of Larry Keeler, a Certified Public Accountant an accounting/financial consultant with principal offices at 26614 Oak Ridge Drive, Suite 120, The Woodlands, Texas 77380 (hereinafter "CONSULTANT").

AND

ARXA INTERNATIONAL ENERGY, INC., a Delaware corporation with principal offices located at 110 Cypress Station Drive, Suite 280 Houston, Texas 77090 (hereinafter referred to as "COMPANY").

WITNESSETH THAT, WHEREAS, CONSULTANT is in the business of providing advice in various business and financial situations to clients such as COMPANY, and COMPANY desires to retain CONSULTANT in order to secure his advice and consulting services, and the parties desire to have a formal agreement to formalize and evidence the terms of their agreement and understanding;

NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual covenants and promises contained herein, the parties have agreed as follows:

1. (a) COMPANY hereby retains and employs CONSULTANT, and CONSULTANT hereby agrees to such retention and employment, on the terms and conditions of the Consulting Agreement. CONSULTANT is an independent contractor and is not intended to be or become an officer or employee of COMPANY and shall be an agent of COMPANY only in his position as a COMPANY director or as specifically provided herein. As used herein, the term "COMPANY" shall mean and include the named COMPANY and all of its subsidiaries and affiliates, now existing or hereafter acquired.

     (b) COMPANY reposes special trust and confidence in Larry Keeler. Consultant covenants to provide its services by and through Larry Keeler and CONSULTANT acknowledges that COMPANY has entered into the Agreement in the expectation that it will receive the advice and services of Larry Keeler and not any other employee of CONSULTANT.

2. The term of this Agreement shall be deemed to commence as of July 1, 1998 and shall continue until June 30, 1999.

3. During the term of the Agreement, CONSULTANT shall render business and accounting consulting services and financial and tax consulting services, subject to the terms and conditions hereof. There are no representations or warranties nor any guarantees with respect to Consultants advice and consulting services and the results thereof.

     CONSULTANT shall have no direct or indirect or consequential liability to COMPANY in connection with any services rendered or advice given, except for gross negligence and/or willful misconduct.

4.   During the term of this Agreement, CONSULTANT shall:
     (a) in cooperation with the existing accounting office of the COMPANY, prepare federal, state and local tax reports and returns for the COMPANY;
     (b) perform due diligence analyses of the businesses and financial conditions of proposed acquisition and merger candidates of the COMPANY and provide such reports thereof to the Board of Directors of the COMPANY as it may request;
     (c) assist the current accounting staff of the COMPANY in reviewing all financial records of the COMPANY and making such entries, adjustments, etc. in the financial records as may be deemed appropriate;
     (d) review proposals for financing, whether equity, debt or hybrid, and whether secured or unsecured, and advise the Board of Directors on the impact on the COMPANY's financial condition from implementation of such financing;
     (e) prepare such cash flow and income reports and projections as the Board of Directors may request;
     (f)  prepare such budget as the Board of Directors may request and
     (g) prepare, or assist in the preparation of all filings by the COMPANY under the Securities Act of 1933 and the Securities Exchange Act of 1934 or such other applicable securities laws, rules and regulations as may be required.

5. During the term of this Agreement, CONSULTANT shall assist COMPANY in negotiating the terms and conditions of financing. CONSULTANT'S SOLE RESPONSIBILITY AND LIMITED AUTHORITY SHALL BE to assist in the negotiations and CONSULTANT shall have no authority to commit the COMPANY in any way or on any basis to any financing.

6. During the term of this Agreement, CONSULTANT shall advise COMPANY with respect to the terms and conditions of any proposed public offering of the COMPANY's securities. CONSULTANT's sole responsibility and limited authority shall be to review the proposed terms and conditions and determine the -- probable impact on the COMPANY of such terms and conditions and CONSULTANT shall have no authority to commit the COMPANY in any way or on any basis to any underwriting contract, the terms of any public offering or the amount and nature of any underwriting compensation.

7. In rendering his services, consultant may provide COMPANY from time to time with various strategic financial options in connection with: recapitalizations; business, asset and/or stock sales or purchases; mergers, consolidations, joint ventures, strategic partnerships, or other reorganizations and/or business combinations; spin-offs; and equity and/or debt financing through offerings, institutional financing, or otherwise.
     In each case, CONSULTANT will only advise COMPANY and shall have no authority to bind COMPANY to any arrangement.

8. As compensation for his services hereunder, COMPANY shall pay CONSULTANT his normal billing rate of $80.00 an hour as follows:
     (a) $40.00 per hour in cash for 1,250 hours of service provided in 12 monthly installments.
     (b) Issue to CONSULTANT 80,000 shares of its Common Stock for 1,250 hours of service provided, as follows: (i) promptly following the execution of this Agreement,

          COMPANY shall file a Form S-8 registering such 80,000 shares; (ii) promptly following effectiveness of such S-8 Registration Statement cause the stock transfer agent to issue such share in the name of CONSULTANT in twelve certificates (1 x 6,685 and 11 x 6,665) without a restrictive legend, and (iii) promptly deliver to CONSULTANT for the month of July, 1998 the certificate for 6,685 shares and thereafter, on or before the tenth business day of each successive month during the term of the Agreement, deliver a certificate for 6,665. Such shares shall be deemed vested upon delivery; however, shares not yet delivered shall not be vested until delivered. For purposes of computing the compensation due CONSULTANT and reporting to the Internal Revenue Service the COMPANY's shares are valued at $0.625 per share (the closing market price on the day of signing of this agreement).

9. Consultant shall be entitled to reimbursement of all normal and reasonable costs and expenses incurred by him in the rendering of the services hereunder.

10. All notices to a party shall be deemed given when mailed by registered or certified mail to the address set forth at the beginning of this Agreement or such other address as may be substituted therefor by notice.

11. This Agreement is the entire Agreement among the parties and supersedes all negotiations, discussions, conversations and informal understandings and any other prior agreement(s) among the parties with respect to the subject hereof. There are no representations, warranties or other agreements except as expressed in this Agreement. No alteration, modification, or waiver of term or condition hereof shall be binding unless in writing and signed by all parties.

12. This Agreement may be amended only with the written approval of the party to be charged therewith.

13. This Agreement may not be assigned by either party, whether by operation of law or otherwise.

14. Whenever required by the context hereof: the masculine gender shall be deemed to include the feminine and neuter; and the singular member shall be deemed to include plural. Time is expressly declared to be of the essence of this Agreement. This Agreement shall be deemed to have been mutually prepared by all parties and shall not be construed against any particular party as the draftsman.

15. It is the intent of the parties that this Agreement shall be construed and interpreted, and that all questions arising hereunder shall be determined in accordance with the provisions of the laws of the State of Texas.

16. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and assigns.

17. Any controversy, claim or dispute arising out of or resulting from this Agreement, or the breach thereof, that cannot be resolved by negotiation, shall be resolved by arbitration, to be held in Houston, Texas, in accordance with the rules and regulation of the American Arbitration Association, except that the provisions for discovery shall as set forth in the Rules of Civil Procedure then in effect in Texas. Failure of a party to participate or cooperate shall constitute grounds for default judgment. The arbitrator shall award legal fees and costs to the prevailing party. The decision of the arbitrator shall in each case, including awards and the allocation of costs, be final and binding upon the parties. Judgment upon the award rendered by the arbitrator may be entered in any Court having jurisdiction thereof.

18. This Agreement may be executed in two or more counterparts and by facsimile, any one of which shall be deemed to be an original.

IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Consulting Agreement as of this 1st day of July, 1998:

ARXA International                     Larry Keeler, P.C.:
ENERGY, INC.




By:/s/ L. Craig Ford                   /s/ Larry Keeler
------------------------------         --------------------------------
Title: President/CEO                   Title: President